EXHIBIT 10.9
                     CONTRACT TO PURCHASE AND SELL PROPERTY

           THIS CONTRACT TO PURCHASE AND SELL PROPERTY is made as of the Effective Date between Seller and Buyer.

                                    RECITALS
           A. Seller is the owner of the Real Property which is described and/or shown on Exhibit A attached, and the owner of the Personalty, if any, described on Exhibit C attached.

           B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property in accordance with the terms and conditions set forth in this Contract.

                                      TERMS

           NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

           1. Definitions. In addition to the terms defined elsewhere in this Contract, each of the following terms, when used in this Contract with an initial capital letter, shall have the meaning ascribed to it as follows, unless such meanings are expressly modified elsewhere in this Contract.

                     a. "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

                     b. "Assignment of Leases" shall have the meaning ascribed to such term in Paragraph 4 of this Contract.

                     c. "Bill of Sale" shall mean the duly executed and acknowledged bill of sale conveying title to the Personalty from Seller to Buyer, with full covenants of warranty under laws of the state in which the Personalty is located, in form acceptable to Buyer.

                     d. "Closing" shall mean the closing and consummation of the purchase and sale of the Property pursuant to this Contract.

                     e. "Closing Date" shall mean the later of (i) the termination of the Inspection Period; or (ii) the termination of the Environmental Review Period; or (iii) the 120th day after the Effective Date; provided, however, that Buyer, at its election, may move the Closing to any earlier date upon not less than ten (10) days prior notice to Seller.

                     f. "Commission" shall have the meaning ascribed to such term in Paragraph 17(b) of this Contract.

                     g. "Company" shall have the meaning ascribed to such term in Paragraph 12(a)(x) of this Contract.

                     h. "Deed" shall mean the duly executed and acknowledged general warranty deed conveying title to the Real Property from Seller to Buyer, with full covenants of warranty under the laws of the state in which the Real Property is located, in form acceptable to Buyer.

                     i. "Defect" or "Defects" shall mean a lien, claim, charge, security interest, encumbrance, easement, restriction or other such matter affecting title to the Property other than the Permitted Exceptions.

                     j. "Earnest Money" shall mean the amount set forth on the Term Sheet which shall be delivered by Buyer to Title Company with the execution of this Contract, to be held in escrow subject to the terms and conditions of this Contract.

                     k. "Effective Date" shall mean the later of the date of this Contract between Buyer and Seller as set forth on the Term Sheet or the date upon which both parties have executed and delivered this Contract to each other.

                     l. "Environmental Review Period" shall mean a period of thirty (30) business days after Buyer's receipt of all of the Evaluations, subject to extension for up to an additional sixty (60) days if Buyer determines that such additional time is needed for additional testing. In no case shall the Environmental Review Period expire prior to the end of the

Inspection Period.

                     m. "Environmental Laws" shall mean all present and future federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements or permits, issued, promulgated, approved or entered thereunder by any governmental authority relating to pollution or Hazardous Materials or protection of human health or the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended.

                     n. "Evaluations" shall mean a "Phase I" environmental evaluation, a "Phase II" environmental evaluation, and/or any other sampling, testing, analysis, assessment, review, investigation or evaluation of the environmental condition or compliance status of the Property, performed by Buyer or consultant(s) selected by Buyer in Buyer's discretion.

                     o. "Hazardous Material" shall mean any waste, pollutant, chemical, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, asbestos, radioactive materials, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or constituent contained within any waste and any other pollutant, material, substance or waste regulated under or as defined by any Environmental Law.

                     p. "IPO" shall mean the initial public offering of the common shares of beneficial interest, par value $0.01 per share of the Company.

                     q. "Improvements" shall mean all buildings and improvements constructed upon the Land together with any fixtures or improvements related thereto.

                     r. "Inspection Period" shall mean the period commencing on the day following the receipt by Buyer of all of the items described in Paragraph 7(a) and continuing for the period set forth under "Inspection Period" on the Term Sheet attached hereto.

                     s. "Land" shall mean the parcel of land owned by Seller and more particularly described on Exhibit A hereto, together with all rights and appurtenances thereto, including any right, title and interest of Seller in and to adjacent streets, easements or rights-of-way.

                     t. "Lease" shall have the meaning ascribed to such term in Paragraph 12(a)(ix) of this Contract.

                     u. "Owner's Title Policy" shall mean a standard ALTA form owner's policy of title insurance for the Real Property issued at standard rates as compared to comparable real property in the county and state in which the Real Property is located.

                     v. "Permitted Exceptions" shall mean all matters described on Exhibit B hereto.

                     w. "Personally" shall mean the personal property (if any) to be conveyed by Seller to Buyer, as described on Exhibit C hereto.

                     x. "Property" shall mean the Real Property and the Personal Property.

                     y. "Purchase Price" shall mean the Purchase Price amount set forth on the Term Sheet.

                     z. "Real Property" shall mean the Land, the Improvements and appurtenances thereto.

                     aa. "Survey" shall mean a current "as-built" physical survey of the Real Property addressed to Buyer, Title Company and Buyer's lender (if any) prepared by a Registered Land Surveyor of the state in which the Real Property is located containing such certificates as may be required by Buyer or Buyer's lender (if any) and showing all locatable easements.

                     bb. "Tax" shall mean any federal, state or local franchise, sales, use, gross receipts, storage, real estate, property ad valorem and any and all other similar taxes (including any penalties or interest attributable thereto) and any governmental assessments for additional contribution to workers' compensation or similar funds attributable to the business or operations of the Property.

                     cc. "Tax Return" shall mean all federal, state and local tax returns, reports, information returns and reports, statements, renditions and other similar filings required to be filed in connection with any Taxes arising from the business or operations of the Property.

                     dd. "Tenant" shall have the meaning ascribed to such term in Paragraph 12(a)(ix) of this Contract.

                     ee. "Title Commitment" shall mean a current title binder or commitment as to the Real Property issued by the Title Company for Buyer as the proposed owner.

                     ff. "Title Company" shall mean the title insurer of Buyer's choice.

           2. Agreement to Purchase and Sell. Seller shall sell and convey to Buyer, and Buyer shall purchase from Seller, the Property pursuant to the terms and conditions of this Contract.

           3. Purchase Price; Delivery of Possession.

                     a. The Earnest Money, including all accrued interest thereon, shall be credited to Buyer at Closing as a credit against the Purchase Price, subject to the terms and conditions of this Contract.

                     b. The balance of the Purchase Price shall be paid to Seller in immediately available funds at Closing, subject to the terms and conditions of this Contract.

                     c. Seller shall deliver sole possession of the Property to Buyer at Closing, subject only to the Permitted Exceptions.

                     d. Seller and Buyer shall file all federal income tax returns and other reports required by the Internal Revenue Code of 1986, as amended (the "Code") in a manner consistent with the allocation set forth in the Term Sheet.

           4. Conveyance of Title. At Closing, Seller shall by the Deed and Bill of Sale convey to Buyer marketable fee simple title to all of the Property, free and clear of any and all Defects, except for the Permitted Exceptions. If Buyer has accepted in a separate writing the existing lease of the Real Property to the tenant located thereon, then Seller shall assign to Buyer all of Seller's right, title and interest thereunder to Buyer by Assignment of Leases in the form attached hereto as Exhibit D (the "Assignment of Leases").

           5. Survey. Seller shall, as soon as possible, but not later than fifteen (15) days following the Effective Date, at Seller's sole cost and expense, obtain and provide to Buyer the Survey from which a legal description of the Real Property will be prepared and inserted in the Deed.

           6. Title and Title Insurance for the Real Property. Not later than fifteen (15) days following the Effective Date, Seller shall, at its sole cost and expense, obtain an owner's Title Commitment issued by the Title Company providing for the issuance at Closing to Buyer of an Owner's Title Policy for the Real Property. The Title Commitment shall set forth the state of title of the Real Property and all exceptions, including but not limited to, easements, restrictions, road rights-of-way, floodways, covenants, reservations and other conditions, if any, affecting the Real Property which would appear in an Owner's Title Policy if issued. Additionally, Seller shall also provide Buyer with legible copies of all exceptions appearing in the Title Commitment (including any plats or surveys).

           7.        Inspections.

                     a. On or prior to the Effective Date or within five (5) days thereafter, Seller shall provide to Buyer true and complete copies of the following items:

                               i. Seller's existing owner's and lender's title insurance policies for the Real Property (if any) together with legible copies of any exceptions set forth therein.

                               ii. The most recently dated existing surveys of the Real Property and any other survey(s) of the Real Property in Seller's possession or available to Seller.

                               iii. Any and all engineering reports, soil reports, zoning letters or information and environmental reports or audits with respect to the Property, if any, prepared by or for Seller or in possession of Seller or which Seller can obtain with reasonable effort.

                               iv. All warranties, if any, related to the
Improvements.

                               v. Attorneys' opinions on title to the Property and legible copies of deeds, mortgages, easements or restrictions affecting the Property which Seller may possess, if any.

                               vi. Copies of all existing Property insurance policies.

                     b. Buyer, its agents and contractors shall be entitled to go upon the Real Property during the Inspection Period to inspect, perform investigations, determine the status of utilities and access, conduct title examinations, zoning investigations, feasibility studies, Evaluations, and other studies or tests necessary to determine whether the Property is suitable for Buyer's intended use of the Property. If Buyer determines, in Buyer's sole and absolute discretion, that the Property is not suitable for Buyer's intended use, then Buyer may terminate this Contract and shall be relieved of all obligations hereunder by giving written notice to Seller prior to the end of the Inspection Period, and all of the Earnest Money shall be refunded to Buyer except $100.00 (the "Test Fee") which shall be paid to Seller.

                     c. Buyer may, at its sole expense, commission the Evaluations. The Evaluations shall be conducted in accordance with standards and procedures selected by Buyer and Buyer's consultant, and may include, without limitation, drilling and installation of groundwater monitoring wells and soil borings at the Property at locations specified by Buyer's consultant, collecting and analyzing samples of the soil, groundwater, surface water, sediment or other media at, on, under or around the Property, and sampling for the presence of any asbestos materials on the Property. If the Evaluations are in any way unacceptable to Buyer, in Buyer's sole discretion, then Buyer may terminate this Contract by notice in writing given to Seller prior to the expiration of the Environmental Review Period and the parties shall have no further rights or obligations under this Contract and all of the Earnest Money shall be refunded to Buyer except the Test Fee, which shall be paid to Seller. If Buyer chooses to terminate this Contract as a result of its review of the Evaluations, Buyer shall provide to Seller copies of all environmental reports relating to the Property which have been obtained by Buyer.

                     d. In addition to Buyer's rights set forth in Paragraph 7(c) above, if any Hazardous Materials are determined to be present at, on, under or around the Property (including, without limitation, the soil, groundwater, surface water, sediment or other media), then Seller, at its sole expense, upon Buyer's request, shall remove and remediate such

Hazardous Materials in accordance with all applicable Environmental Laws and to the satisfaction of Buyer prior to the Closing Date. Notwithstanding the termination of the Inspection Period or the Environmental Review Period, if Buyer reasonably determines that Seller has failed to meet its obligations described in this Paragraph 7(d), then Buyer may either:

                               i.         Terminate this Contract; or

                               ii. Remove and remediate any such Hazardous
           Materials to the satisfaction of Buyer and deduct the cost of any such remediation from the Purchase Price. If such removal or remediation shall extend beyond the then established Closing Date, then Buyer shall have the right to extend the Closing Date to such time as may be necessary to complete any such removal or remediation.

           8. Costs and Prorations. Seller shall pay for the Survey, the title exam and Title Commitment, any and all documentary stamp taxes, deed taxes or transfer taxes applicable to this transaction and the cost to cancel any mortgage, deed of trust or other lien or Defect of record. Buyer shall pay for any and all title insurance premiums, testing or inspections of the Property and recording costs for the Deed or any other documents to be recorded relating to the transfer of the Property. Each party shall pay its own attorney's fees. Seller shall pay any "roll-back" taxes or similar taxes based upon any change in use of the Property, whether such taxes are assessed before or after Closing. Seller's obligation to pay such taxes (and any other costs herein or by law provided to be paid by Seller), if any, shall survive Closing. All prorations for real estate taxes, utilities and other such costs shall be prorated between Buyer and Seller as of the Closing Date on the basis of a 365-day year. If any of the aforesaid prorations cannot be calculated accurately on the Closing Date (or as soon as information sufficient to complete such prorations is available), then the same shall be calculated within thirty (30) days after the information necessary to make such prorations becomes available and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party. If the transaction contemplated by this Contract results in a revaluation of the Property, the parties shall reprorate taxes after receipt of the tax bill(s).

           9.        Risk of Loss; Eminent Domain.

                     a. If, after the Effective Date and prior to the Closing Date, the Property or any portion thereof is damaged or destroyed, Seller shall immediately notify Buyer in writing and Buyer shall elect, within ten (10) days from and after such notice, by written notice to Seller, either:

                               i. to not close the transaction contemplated hereby, in which event the Earnest Money shall be returned to Buyer and this Contract shall be void and of no further force and effect; or

                               ii. to close the transaction contemplated hereby in accordance with the terms and conditions contained herein, in which event the Purchase Price shall be reduced by (a) the amount of any insurance proceeds received by Seller prior to Closing and (b) the amount of any deductible, and Seller shall sell and assign to Buyer at Closing all rights, title and interest to any insurance proceeds payable after Closing in connection with such damage or destruction. If Buyer elects to purchase the Property after receipt of such notice from Seller, all actions taken by Seller with regard to the repair or replacement of any such damaged or destroyed portion of the Property, including but not limited to, negotiations, litigation, settlement, appraisals and appeals, shall be subject to the approval of Buyer.

                     b. If, after the Effective Date and prior to the Closing Date, Seller shall receive notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof, Seller shall immediately notify Buyer in writing, and Buyer shall elect, within ten (10) days from and after such notice of such threatened or pending proceedings, by written notice to Seller, either:

                               i. to not close the transaction contemplated hereby, in which event the Earnest Money shall be returned to Buyer and this Contract shall be void and of no further force and effect; or

                               ii. to close the transaction contemplated hereby in accordance with the terms and conditions contained herein, but subject to such proceedings, in which event the Purchase Price shall be reduced by the amount of any condemnation proceeds received by Seller prior to Closing and Seller shall sell and assign to Buyer at Closing all rights, title and interests to the proceeds of such eminent domain proceedings to be paid after Closing. If Buyer elects to purchase the Property after receipt of such notice, all actions taken by Seller with regard to such eminent domain or like proceedings, including but not limited to, negotiations, litigation, settlement, appraisals and appeals, shall be subject to the approval of Buyer.

           10. Notice. Each notice required or permitted to be given hereunder shall be in writing and shall comply with the requirements of this paragraph. Any notice by Buyer to Seller shall be deemed to be duly given if: (a) either
(i) hand delivered to the person(s) listed below for Seller, or (ii) delivered or sent by telephone facsimile transmittal to the facsimile telephone number of Seller listed on the Term Sheet, in which event proof of delivery shall be by telephone records, and (b) a duplicate of such notice shall be sent by registered or certified mail to Seller at the address set forth on the Term Sheet (or at such other address as may hereafter be designated by Seller). Any notice by Seller to Buyer shall be deemed to be duly given if: (a) either (i) hand delivered to the person(s) listed on the Term Sheet, or (ii) delivered or sent by telephone facsimile transmittal to the facsimile telephone number of Buyer listed on the Term Sheet, in which event proof of delivery shall be by telephone records, and (b) a duplicate of such notice shall be sent by registered or certified mail to Buyer at the address set forth on the Term Sheet (or at such other address as may hereafter be designated by Buyer). Notice shall be deemed effective at the later to occur of (i) the time of hand delivery or transmission of the telephone facsimile and (ii) the time a duplicate of the notice is deposited in the United States Mail for registered or certified delivery. The parties hereto reserve the right to change the addresses or telephone numbers to which notices are to be sent by giving notice to the other as herein provided.
           The addresses and facsimile telephone numbers of the parties to which notices are to be sent are set forth on the Term Sheet.

           Any party shall have the right from time to time to change the address to which notices to it shall be sent by giving to the other party or parties at least five (5) days prior notice of the changed address.

           11. Closing. Unless Buyer or Seller have otherwise elected hereunder to terminate this Contract, and subject to the satisfaction or written waiver of each of the conditions precedent to Closing set forth in Paragraph 12 hereof, the Closing of the purchase and sale of the Property shall be held at a time set by Buyer on the Closing Date, at a location chosen by Buyer.

           12.       Conditions Precedent to Closing.

                     a. Buyer's Conditions. Buyer's obligation to close the purchase of the Property is subject to the satisfactory performance, occurrence or written waiver by Buyer, in Buyer's sole discretion, of each of the following conditions:

                               i. Seller shall have delivered to Buyer all of the documents, properly executed, as required by Paragraph 13(a) hereof;

                               ii. No adverse change in the status of the title to the Property as set forth in the Title Commitment shall have occurred prior to the Closing Date;

                               iii. No adverse change in the status of the title to the Personal Property shall have occurred prior to the Closing Date.

                               iv. No adverse change in the condition of the Improvements or Personal Property shall have occurred prior to the Closing Date, reasonable wear and tear excepted.

                               v. No default by Seller shall exist under this Contract, this Contract shall not have terminated and Seller shall be ready, willing and able to close under the terms hereof;

                               vi. The representations of Seller contained in this Contract shall be true, complete and correct in all material respects as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date;

                               vii. Seller's obligations pursuant to Paragraph 7(d) shall have been met;

                               viii. Buyer shall have entered into and executed a new lease (the "Lease") of the Property acceptable to Buyer in Buyer's sole discretion with Marcus David Corporation as tenant for the Property acceptable to Buyer in Buyer's sole discretion ("Tenant");

                               ix. The IPO shall have been consummated and the proceeds thereof received by Mar Mar Realty Trust (the "Company"); and

                               x. Buyer shall have obtained the written consent and/or approval of any franchisor, manufacturer, lender or other third party deemed necessary by Buyer to complete the transactions contemplated by this Contract.

           If any of the foregoing conditions have not been satisfied or waived within the times and in the manner required by this Contract, then Buyer may terminate this Contract, receive a refund of the Earnest Money and seek any remedies available at law or equity, including without limitation, specific performance.

                     b. Seller's Conditions. Seller's obligation to close the sale of the Property is subject to the satisfactory performance, occurrence or written waiver by Seller of each of the following conditions:

                               i. Buyer shall pay the Purchase Price to Seller and shall have delivered to Seller all of the documents, properly executed, as required by Paragraph 13(b) hereof;

                               ii. No material default by Buyer shall exist under this Contract, this Contract shall not have been terminated, and Buyer shall be ready, willing and able to close under the terms hereof; and

                               iii. The representations of Buyer contained in this Contract shall be true, complete and correct in all material respects as of the Closing Date, without the necessity of any material amendment or modification, with the same force and effect as if made as of the Closing Date.

If any of the foregoing conditions have not been satisfied or waived within the times and in the manner required by this Contract, then Seller may terminate this Contract and receive the Earnest Money as liquidated damages and as Seller's sole remedy. If Seller does not elect to terminate this Contract, then upon Closing it shall be conclusively deemed that all the conditions listed in this paragraph have been satisfied or waived.

           13.       Documents at Closing.

                     a. Seller's Documents. Seller shall execute and/or deliver the following to Buyer at Closing:

                               i. The Deed and the Bill of Sale, duly executed by Seller (and such other parties as may be required by law to transfer title) and acknowledged.

                               ii. The Assignment of Lease (if applicable under Paragraph 4 above).

                               iii. A lien and possession affidavit, duly executed by Seller, acceptable to the Title Company.

                               iv. Affidavits, duly executed by Seller, to satisfy federal and state tax reporting requirements.

                               v. An affidavit, duly executed by Seller, that Seller is not a "foreign person" within the meaning of the Foreign Investment in Real Property Tax Act.

                               vi. A certificate, duly executed by Seller and notarized, that the representations of Seller contained in this Contract remain true, complete and correct in all material respects as of the Closing Date.

                               vii. A settlement statement, duly executed by Seller, setting forth the amounts paid by or on behalf of and/or credited to each of Buyer and Seller pursuant to this Contract.

                               viii. A resolution executed by all of the directors, general partners, members and/or managers, as applicable, of Seller (and any entities constituting Seller) authorizing the performance of the terms of this Contract by Seller.

                               ix. Such other customary documents and assurances as shall be reasonably required by Buyer's counsel.

                     b. Buyer's Documents. Buyer shall execute and/or deliver the following to Seller at Closing:

                               i. A certificate, duly executed by Buyer and notarized, that the representations of Buyer contained in this Contract remain true, complete and correct in all material respects as of the Closing Date.

                               ii. The Assignment of Lease (if applicable under Paragraph 4 above).

                               iii. A settlement statement, duly executed by Buyer, setting forth the amounts paid by or on behalf of and/or credited to each of Buyer and Seller pursuant to this Contract.

                               iv. Such other customary documents as shall be reasonably required by Seller's counsel.

           14.  Representations and Warranties.

                     a. Representations and Warranties by Seller. Seller hereby represents and warrants to Buyer that:

                               i. Seller has no notice of any pending or threatened condemnation or similar proceeding or assessment affecting the Property, or any part thereof, nor to the best of its knowledge, is any such proceeding or assessment contemplated by any governmental authority.

                               ii. There are no and have not been any Hazardous Materials or underground storage tanks at, on, under or around the Property; the Property is and has been in compliance with all applicable Environmental Laws; there are no actions, suits, claims, proceedings, investigations or enforcement actions pending or threatened under any Environmental Law with respect to the Property; and Seller has not received any notice, claim or demand from any governmental entity or other person regarding the presence of Hazardous Materials at, on, under or around the Property or alleging that the Property is in violation of any Environmental Laws.

                               iii. Seller has complied with all applicable laws, ordinances, regulations and statutes relating to the Property or any part thereof and is not in violation of any such laws as they relate to the Property.

                               iv. There are no restrictions or applicable regulations which prevent the use of the Property for the uses intended by Tenant.\

                               v. The restrictive covenants encumbering the Real Property (if any) have not been violated and will not be violated by the operation of the uses intended by the Tenant and there are no assessments owed pursuant to such restrictions.

                               vi. Other than ad valorem property taxes which are not yet due and payable, there are no other taxes or assessments pending or periodically charged to Seller with respect to the Property.

                               vii. Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

                               viii. None of the Property constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the Property is subject to a lease, safe harbor lease or other arrangement as a result of which Seller is not treated as the owner for federal income tax purposes.

                               ix. There are no Tax liens on the Property, except liens for Taxes not yet due and payable. Purchaser will not be liable for any unpaid Taxes of Seller, except current's year's Taxes prorated pursuant to this Contract.

                               x. Seller has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in all other jurisdictions where such qualification is necessary to carry on its business as now conducted except where the failure to so qualify would not have a material adverse effect on the ability of such Seller to perform its obligations under this Contract.

                               xi. Seller has full power and authority to own, lease, operate and sell the Property owned by it, and to enter into this Contract and the other documents to be executed by it pursuant to this Contract and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Contract have been, and the documents to be executed by it pursuant to this Contract shall be, duly and validly approved by all necessary partnership, corporate or other applicable action and no other actions or proceedings on the part of Seller are necessary to authorize this Contract and the transactions contemplated hereby and thereby, Seller has complied with applicable law and valid agreements binding upon it in connection with its solicitation of any necessary approvals or consents related to this transaction and obtaining appropriate authorization. No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental instrumentality or any other Person is required to be made, obtained or given by Seller in connection with the execution, delivery and performance of this Contract and the documents executed by Seller pursuant to this Contract. The joinder of no entity or Person other than Seller will be necessary to perform its obligations hereunder. Seller has duly and validly executed and delivered this Contract. This Contract constitutes, and the documents executed by such Seller pursuant to this Contract when executed will constitute, legal, valid and binding obligations of Seller enforceable against it in accordance with their respective terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer and other similar laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

                               xii. The execution and delivery of, and the performance by Seller of its obligations under, this Contract do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Seller's organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller, or result in the creation of any lien or other encumbrance on any asset of Seller. There are no outstanding agreements (written or oral) pursuant to which Seller (or any predecessor to or representative of Seller) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof.

                               xiii. Seller has not applied to or entered into any agreement with any governmental official, agency or body or with any other Person or entity with respect to any modification, variance or exception regarding zoning, building codes and similar laws and regulations that affects the Property. Seller has all licenses, permits and certificates necessary for the use and operation of the Property owned by it (as presently used and operated), including, without limitation, all certificates of occupancy necessary for the occupancy of such Property, except where the failure to have such licenses, permits and certificates would not materially and adversely affect the value, use or operation of the Property affected thereby. To Seller's knowledge, neither the Property owned by it nor the current use thereof violates any governmental law or regulation (exclusive of any environmental laws) or any covenants or restrictions encumbering such Property, except such violations which would not materially and adversely affect the value, use or operation of the Property affected thereby. Either Seller, or, if required by the terms of their respective Leases, the tenants of the Property owned by it, now have in force insurance policies relating to such Property covering such risks and with policy limits and deductibles in such amounts as would be maintained by prudent operators of properties similar in use and configuration to such Property and located in the locality in which such Property are located. Seller has not received any written notice from any insurance company or underwriter of any defect that would materially adversely affect the insurability of the Property owned by it or cause an increase in insurance premiums over current levels. Seller has not received any written notice of violations or alleged violations of any laws, rules, regulations or codes with respect to the Property owned by it which have not been corrected to the satisfaction of the issuer of the notice or which, if uncorrected, would have a material adverse effect on the value, use or operation of the Property affected thereby. To Seller's knowledge, there is no pending or contemplated condemnation or other eminent domain proceeding affecting all or any part of the Property owned by it.

                               xiv. There is no action, suit or proceeding pending or, to Seller's knowledge, threatened against Seller or the Property owned by it which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of Seller or the Property owned by it or which challenges or impairs the ability of Seller to execute or deliver, or perform its obligations under, this Contract and the documents executed by it pursuant to this Contract or to consummate the transactions contemplated herein.

                               xv. Each Seller has good and marketable or indefeasible title to each Property owned by it, free and clear of all liens other than Permitted Exceptions.

                               xvi. Seller has been solvent at all times prior to and will be solvent immediately following the Closing.

                               xvii. To Seller's knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and other utilities required for the normal and proper operation of the Property owned by it, are installed and connected to the Improvements with valid permits, and are adequate to serve the Improvements for their current use and to permit full compliance with all requirements of law and the Leases. To Seller's knowledge, all permits and connection fees are fully paid. To Seller's knowledge, all utilities serving the Improvements enter it through currently effective public or private easements. To Seller's knowledge, no fact or condition exists which would result in the termination of such utilities services to the Improvements.

                     b. Representations and Warranties by Buyer. Buyer hereby represents and warrants to Seller that as of the Effective Date:

                               i. Buyer is a duly organized and validly existing Delaware limited partnership and is authorized to purchase property in the state in which the Property is located, and Buyer has the power and authority to enter into this Contract.

                               ii. This Contract and all documents executed by Buyer which are to be delivered to Seller at Closing are or at the time of delivery will be duly authorized, executed and delivered by Buyer, and are or at the time of Closing, will be legal, valid, binding obligations of Buyer, and do not and at Closing will not violate any provisions of any agreement or any applicable governmental law or regulation to which Buyer is a party or to which it is subject.

                     c.        Indemnities.

                               i. Buyer and Seller hereby agree that they have each relied upon the representations and warranties given by the respective parties in Paragraph 14(a) and 14(b). Buyer shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages, expenses, including reasonable attorneys' fees and costs of litigation, arising or resulting from the untruth of any of Buyer's representations and warranties set forth in Paragraph 14(b). Seller shall indemnify and hold Buyer harmless from and against any and all liabilities, losses, costs, damages and expenses, including reasonable attorneys' fees and costs of litigation, which Buyer shall suffer or incur because of the untruth of any of Seller's representations and warranties set forth in Paragraph 14(a).

                               ii. Seller shall immediately remove and remediate any Hazardous Materials present in, on, under or around the Property (including, without limitation, the soil, groundwater, surface water, sediment or other media) as of the Closing Date, along with any migration, alteration or worsening of any such Environmental Condition prior to or after the Closing Date, in accordance with all applicable Environmental Laws and to the satisfaction of Buyer.

                               iii. Seller, its successors and assigns, shall indemnify, release and hold Buyer, its successors, assigns, tenants, subtenants, agents, partners, lenders and employees, harmless from and against all Liabilities (defined below) arising directly or indirectly out of or related to (i) the presence, disturbance, discharge, release, removal, remediation or cleanup of Hazardous Materials in, on, under or around the Property (including, without limitation, the soil, groundwater, surface water, sediment or other media) as of the Closing Date and any migration, alteration or worsening of any such Environmental Condition prior to or after the Closing Date, and (ii) any failure of the Property to comply with Environmental Laws as of the Closing Date. The term "Liabilities" as used in this paragraph shall mean any and all liabilities, liens, expenses, obligations, demands, damages (including, but not limited to, personal injury and property damages, punitive damages, multiple damages and consequential and incidental damages), costs, cleanup costs, response costs, remediation costs, losses, causes of action, claims for relief, attorneys and other legal fees, consultants' and other professional fees, penalties, fines, assessments and charges.

           15.       Default; Remedies.

                     a. Buyer Default. If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Contract due to circumstances or conditions which constitute a default by Buyer under this Contract, then the Earnest Money shall be delivered to Seller as full liquidated damages and Seller's sole remedy for such default. Seller and Buyer acknowledge that Seller's actual damages in the event of a default by Buyer under this Contract will be difficult to ascertain, that such liquidated damages represent the Seller's and Buyer's best estimate of such damages and that the Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. The foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event of Buyer's default and as compensation for Seller's taking the Property off the market during the term of this Contract. Such delivery of the Earnest Money shall be the sole and exclusive remedy of Seller by reason of a default by Buyer under this Contract, and Seller hereby waives and releases any right to sue Buyer, and hereby covenants not to sue Buyer, for specific performance of this Contract or to prove that Seller's actual damages exceed the Earnest Money which is herein provided Seller as full liquidated damages.

                     b. Seller Default. If (i) any representation or warranty of Seller set forth in this Contract shall prove to be untrue or incorrect in any respect, or (ii) Seller shall fail to keep, observe, perform, satisfy or comply with, fully and completely, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Contract to be kept, observed, performed, satisfied or complied with by Seller, or (iii) the purchase and sale of the Property is otherwise not consummated in accordance with the terms and provisions of this

Contract due to circumstances or conditions which constitute a default by Seller under this Contract (the matters described in the foregoing clauses (i), (ii) and (iii) are hereinafter sometimes collectively called "Seller Defaults"), then the Earnest Money shall be refunded to Buyer immediately upon request, and Buyer may exercise such rights and remedies as may be provided for in this Contract or as may be provided for or allowed by law or in equity. Buyer's remedies in the event of the occurrence of any of the Seller Defaults shall specifically include, without limitation, (x) the right to enforce specific performance of this Contract and (y) the right to seek, prove and recover (to the extent proven) monetary damages from Seller in an amount equal to all actual out-of-pocket costs and expenses paid or incurred by Buyer in connection with its execution of and entry into this Contract and its proposed purchase of the Property, including, without limitation, (i) attorney's fees and disbursements in connection with the negotiation and execution of this Contract, the examination of title to the Property, and any other legal matter undertaken by Buyer pertaining to the Property, and (ii) any examinations, investigations, tests and inspections, undertaken by Buyer with respect to the Property.

           16. Post-Closing Covenants of Seller. Seller covenants and agrees that from and after the Closing: (a) Seller does not, and shall not at any time own, directly or indirectly (actually or by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended (the "Code")) ten percent (10%) or more in value of the shares of the Company or unless expressly waived by the Board of Directors of the Company, a ten percent (10%) or greater interest in Buyer; and (b) Seller is not and will not be a "tax-exempt entity" (within the meaning of Section 168(h)(2) of the Code), and no person holding an interest in Seller is or will be a person that causes all or any portion of the Property to be treated as "tax-exempt use property" (within the meaning of Section 168(h)(1) of the Code).

           17. Pre-Closing Covenants of Seller. Seller covenants and agrees that from and after the Effective Date until the Closing:

                     a. Access. Seller shall afford to Buyer, its attorneys, accountants, and such other representatives of Buyer as Buyer shall designate to Seller in writing, free and full access at all reasonable times, and upon reasonable prior notice, to the Property and the books and records of Seller, in order that Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Property (including, without limitation, any appraisals or inspections thereof).

                     b. Cooperation in IPO Preparation. Seller shall cooperate in the preparation by an affiliate of Buyer of a Form S-11 under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission (the "Commission") and the closing of the offering registered thereby. Seller shall provide access by Buyer's representatives, to all financial and other information relating to the Property which would be sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Commission and to enable them to prepare a registration statement, report or disclosure statement for filing with the Commission. Seller shall also provide to Buyer's representatives a signed representative letter and a hold harmless letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.

                     c. Cooperation in Obtaining Buyer's Consents. Seller shall use its reasonable best efforts in cooperating with Buyer in the preparation of and delivery to any automobile manufacturer(s) or other third party as soon as practicable after the Effective Date of an application and/or other information necessary to obtain such automobile manufacturer(s)' or other third party's consent to and/or the approval of the transactions contemplated by this Contract in satisfaction of the conditions expressed in Paragraph 12(a)(x).

           18. Broker's Commission. Buyer and Seller represent and warrant to the other that neither of them have engaged or contracted with any person, firm or entity to serve or act as a broker, agent or finder for the purpose of the sale and purchase of the Property, and that no broker's or real estate or other similar commissions or fees are or shall be due in respect of the transaction contemplated by this Contract. The Buyer and Seller each agree to indemnify, defend and save harmless the other from and against any cost and expense, including reasonable attorney's fees, incurred by the other as a result of the untruth of any of the foregoing representations made by it.

           19. Entire Agreement. This Contract constitutes the entire agreement between Buyer and Seller with respect to the Property and may not be amended except by written instrument executed by Buyer and Seller. Any other agreements, written or oral, between Buyer and Seller with respect to the Property are hereby superseded in their entirety by this Contract.

           20. Headings. The paragraph headings are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Contract or any provision hereof.

           21. Construction. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. Any disputes regarding the interpretation of any portion of this Contract shall not be presumptively construed against the drafting party.

           22. Remedies Cumulative. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative and in addition to those other rights, powers and remedies hereunder and those available at law or in equity. All such rights, powers and remedies may be exercised separately or at once, and no exercise of any right, power or remedy shall be construed to be an election of remedies or shall preclude the future exercise of any or all other rights, powers and remedies granted hereunder or available at law or in equity, except as expressly provided herein.

           23. No Waiver. Neither the failure of either party to exercise any power given such party hereunder nor to insist upon strict compliance with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

           24. Applicable Law. This Contract shall be construed and interpreted in accordance with the laws of the state in which the Property is located.

           25. Successors and Assigns. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

           26. Counterparts. This Contract may be executed in two (2) or more counterparts.

           27. Survival. Seller's and Buyer's representations, warranties and indemnities set forth in Paragraphs 14 and 15 shall survive closing forever.

           28. Escrow. The Earnest Money shall be held in escrow with Title Company upon the following terms and conditions:

                     a. The Earnest Money shall be deposited in an interest bearing money market account. Interest on the Earnest Money shall belong to Buyer, unless this Contract is terminated by Seller pursuant to Paragraph 15(a).

                     b. Buyer and Seller agree that Title Company, as escrow agent hereunder, shall not be liable in connection herewith for any reason except gross negligence or intentional misconduct.

                     c. Buyer and Seller hereby indemnify Title Company, as escrow agent, for all loss, costs, damages and expenses, including reasonable attorneys' fees and expenses, associated with acting as escrow agent hereunder. If a dispute arises as to the funds held by Title Company as escrow agent, then Title Company may file an interpleader action in the appropriate court in the county in which the Real Property is located and be relieved of all obligations hereunder.

                     d. The escrow shall terminate upon the earlier of the termination of this Contract or the Closing.

           29. Tax Deferred Exchange. At its option, Seller may assign its rights to sell the Property pursuant to this Contract to a Qualified Intermediary Trustee or Escrow Agent as those terms are defined in Treasury Regulations ss.1.1031(k)-1 or successor provisions (collectively, the "Qualified Intermediary") for the purpose of conveying the Property pursuant to a transaction which qualifies as an Exchange of Property pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). If Seller assigns its rights to sell the Property pursuant to this Contract to the Qualified Intermediary and Seller provides written notice of such assignment to Buyer on or prior to the date of the Closing, Buyer agrees to fully cooperate with Seller and with the Qualified Intermediary and to take all reasonable actions requested by the Qualified Intermediary or by Seller to assist Seller and the Qualified Intermediary in satisfying the requirements of Section 1031 of the Code, including satisfying any of Buyer's obligations under this Contract directly to the Qualified Intermediary. If Seller assigns its right to sell the Property pursuant to this Contract to the Qualified Intermediary, the Qualified Intermediary will direct Seller to convey the Property to Buyer on the date of Closing in accordance with the terms of this Contract. Simultaneously with the conveyance of the Property to the Buyer, Buyer shall pay the Purchase Price to the Qualified Intermediary. Buyer understands and acknowledges that a material inducement to Seller's entry into this Contract is Seller's right to structure this transaction so as to qualify the same as an Exchange of Property in compliance with the provisions of Section 1031 of the Code, and agrees that this Contract shall be interpreted, construed and applied in such a manner as to qualify the transactions contemplated herein as an Exchange of Property in compliance with the provisions of Section 1031 of the Code. Buyer makes no representations and gives no warranties with respect to the tax effects of the proposed exchange transactions. Seller shall reimburse Buyer for any closing costs incurred by Buyer as a result of any exchange transaction arranged by Seller which Buyer would have otherwise not incurred but for the Seller's structuring of the transaction as an exchange. Additionally, notwithstanding Seller's assignment of this Contract to a Qualified Intermediary, Seller shall remain fully liable to Buyer for the performance of all indemnities and other obligations hereunder and under no circumstances shall Buyer take title to any replacement property for Seller and Seller shall not contractually obligate itself or Buyer to do so.

           30.       Cooperation on Tax Matters.

                     a. Seller and Buyer shall each furnish to the other, upon request and as promptly as practicable, such information (including access to books and records) and assistance relating to the Property as is reasonably necessary for (i) the filing of any Tax Return, the preparation for any Tax audit, and the prosecution or defense of any claim, suit or proceeding relating to any proposed Tax adjustment which may affect the prorations under this Agreement and (ii) for the performance by Seller and Buyer of their respective obligations under this Agreement. Seller and Buyer shall keep all such information and documents received by them confidential unless otherwise required to be disclosed by law.

                     b. Seller and Buyer agree to give the other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters of the Property and, if so requested, Seller and Buyer shall allow the requesting party to take possession of such books and records.

                     c. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceedings with respect to the Property for any Tax purposes.

           IN WITNESS WHEREOF, Buyer and Seller have executed the foregoing instrument under seal as of the Effective Date.

                [SIGNATURE LINES ARE CONTAINED ON THE TERM SHEET]



                                  TERM SHEET TO
                     CONTRACT TO PURCHASE AND SELL PROPERTY

---------------------------------------------------------------------------------------------------------------------
This Term Sheet (Consisting of two (2) pages) and the terms and provisions hereof (the "Term Sheet") is attached to and made a part of the Contract to
Purchase and Transfer Property (which, collectively with this Term Sheet, is called the "Contract") between the following parties:
---------------------------------------------------------------------------------------------------------------------

Seller:    Sonic Automotive, Inc.
           ("Seller"), a Corporation organized and existing under the laws of the State of Delaware whose address for notices is:
---------------------------------------------------------------------------------------------------------------------
5401 E. Independence Blvd.                                     With a Copy to:
P.O. Box 18747
Charlotte, North Carolina 28218
---------------------------------------------------------------------------------------------------------------------
Attention:                  Theodore M. Wright                 Attention:
---------------------------------------------------------------------------------------------------------------------
Telefax No.:                (704) 536-5116                     Telefax No.:
---------------------------------------------------------------------------------------------------------------------
Telephone No.:              (704) 532-3347                     Telephone No.:

---------------------------------------------------------------------------------------------------------------------
Buyer:     Mar Mar Realty Limited Partnership ("Buyer"), a Delaware limited partnership whose address for notices is:
---------------------------------------------------------------------------------------------------------------------
Independence Office Park                                             With a Copy to:
6407 Idlewild Road                                                              Alan G. Dexter
Suite 106                                                                       Parker, Poe, Adams & Bernstein, LLP
Charlotte, North Carolina 28212                                                 2500 Charlotte Plaza
                                                                                Charlotte, North Carolina 28244
---------------------------------------------------------------------------------------------------------------------
Attention: Jim Mezzanotte                                            Telefax No.: (704) 334-4706
---------------------------------------------------------------------------------------------------------------------
Telefax No.: (704) 566-6031                                          Telephone No.: (704) 335-9042
---------------------------------------------------------------------------------------------------------------------
Telephone No.: (704) 566-4081

---------------------------------------------------------------------------------------------------------------------
The following are the principal terms of the transaction and shall govern the remainder of the Contract if inconsistent therewith:
---------------------------------------------------------------------------------------------------------------------
Effective Date                   June 26 1998, subject to Definitions Paragraph 1(I).
---------------------------------------------------------------------------------------------------------------------
Real Property                    The Land described on Exhibit A hereto and all Improvements thereon and appurtenances thereto located in Mecklenburg County, State of North
                                 Carolina.
---------------------------------------------------------------------------------------------------------------------
Personalty                       The personal property (if any) to be conveyed by Seller to Buyer, as described on Exhibit C hereto.





Purchase Price:              Five Million Seven Hundred Fourteen Thousand Two Hundred Eighty-six
                             Dollars ($5,714,286.00)

                             The Purchase Price shall be allocated as follows:

                                        Land                                     $

                                        Real Property Improvements               $

                                        Personal Property                        $

---------------------------------------------------------------------------------------------------------------------
Earnest Money:               One Thousand Dollars ($1,000.00)
---------------------------------------------------------------------------------------------------------------------
Inspection Period:           Forty-five (45) days after Buyer receives all of the items set forth in Paragraph
                             7(a).
---------------------------------------------------------------------------------------------------------------------
Closing Date:                Set forth in Definitions Paragraph 1(e).
---------------------------------------------------------------------------------------------------------------------
BUYER:                                                                  SELLER:

Mar Mar Realty Limited Partnership                  (SEAL)              Sonic Automotive, Inc.                    (SEAL)


By: Mar Mar Realty Trust, General Partner                               By:  /s/ B. Scott Smith
                                                                        Its: President

By:  /s/ James Mezzanotte
Its: Executive Vice President

Exhibit A            The Land
Exhibit B            Permitted Exceptions
Exhibit C            Personalty
Exhibit D            Assignment and Assumption of Lease